                                                                      EXHIBIT 99

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                      Page
                                                                                      ----

Report of Independent Accountants...................................................     2

Consolidated Balance Sheets at July 31, 1997 and July 31, 1998......................     3

Consolidated Statements of Income, each of the three years ended July 31, 1998......     4

Consolidated Statements of Changes in Shareholders' Equity, each of the three
  years ended July 31, 1998.........................................................     5

Consolidated Statements of Cash Flows, each of the three years ended July 31, 1998..   6-7

Notes to Consolidated Financial Statements..........................................  8-28


                       REPORT OF INDEPENDENT ACCOUNTANTS




September 25, 1998



To the Board of Directors
and Shareholders of PMT Services, Inc.



     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of PMT Services, Inc. and its subsidiaries at July 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/S/PricewaterhouseCoopers LLP
Nashville, TN

                               PMT SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     July 31,
                                                           --------------------------
                                                               1997          1998
                                                           ------------  ------------
                         ASSETS
Current assets:
  Cash and cash equivalents..............................  $ 26,084,161  $ 42,745,725
  Investments............................................    49,167,521            --
  Accounts receivable....................................    19,552,245    36,082,594
  Current portion of net investment in finance leases....     9,249,753    10,945,126
  Inventory..............................................     1,896,380     3,168,321
  Deferred income taxes..................................     1,543,379     2,350,683
  Other current assets...................................     2,061,295     3,747,476
                                                           ------------  ------------
   Total current assets..................................   109,554,734    99,039,925
  Purchased merchant portfolios, net of accumulated
   amortization of $18,689,846 and $30,654,918...........    84,343,006   103,966,442
  Long-term portion of net investment in finance leases..    24,636,881    31,385,683
  Property and equipment, net............................     9,747,565    18,096,161
  Long-term note receivable..............................     8,773,330    13,707,158
  Deferred income taxes..................................            --       285,200
  Intangible and other assets............................    18,848,234    21,137,228
                                                           ------------  ------------
   Total assets..........................................  $255,903,750  $287,617,797
                                                           ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt......................  $ 14,611,730  $ 12,536,716
  Accounts payable.......................................     9,814,645    17,515,946
  Accrued liabilities....................................    10,210,055    10,039,304
  Deferred revenues......................................       291,493     1,143,139
                                                           ------------  ------------
   Total current liabilities.............................    34,927,923    41,235,105
  Long-term debt.........................................    18,705,236    20,417,670
  Deferred income taxes..................................       624,777            --
                                                           ------------  ------------
   Total liabilities.....................................    54,257,936    61,652,775
                                                           ------------  ------------

Shareholders' equity:
 Preferred stock, $0.01 par value, authorized:
    10,000,000 shares; no shares issued or outstanding
 Common stock, $0.01 par value, authorized:
    100,000,000 shares; issued and outstanding:
    50,326,918 and 52,655,884 shares.....................       503,269       526,559
 Additional paid-in capital..............................   171,202,596   173,445,394
 Accumulated earnings....................................    29,939,949    51,993,069
                                                           ------------  ------------
                                                            201,645,814   225,965,022
                                                           ------------  ------------
Commitments and contingent liabilities (Notes 13
  and 16)
   Total liabilities and shareholders' equity............  $255,903,750  $287,617,797
                                                           ============  ============

   The accompanying notes are an integral part of these financial statements.

                               PMT SERVICES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME


                                                      Year ended July 31,
                                          -------------------------------------------
                                              1996           1997           1998
                                          -------------  -------------  -------------

 Revenues...............................  $263,450,166   $355,010,297   $460,711,529
 Cost of revenues.......................   188,423,042    254,386,573    324,344,602
                                          ------------   ------------   ------------
     Gross margin.......................    75,027,124    100,623,724    136,366,927
                                          ------------   ------------   ------------

 Selling, general and administrative
     expenses...........................    42,595,060     49,013,409     64,206,728
 Depreciation and amortization expense..     8,012,663     12,944,769     17,569,290
 Provision for merchant loss and bad
     debt expense.......................     5,054,115      6,494,017      5,411,417
 Non-recurring operating expense........            --        593,626             --
                                          ------------   ------------   ------------
                                            55,661,838     69,045,821     87,187,435
                                          ------------   ------------   ------------

 Income from operations.................    19,365,286     31,577,903     49,179,492
 Interest income........................     2,108,283      5,260,915      4,479,708
 Interest expense.......................    (4,053,473)    (4,105,081)    (2,650,472)
 Other income (expense), net............       599,279     (2,579,611)    (3,848,218)
                                          ------------   ------------   ------------

 Income before provision for income
     taxes..............................    18,019,375     30,154,126     47,160,510
 Provision for income taxes.............     6,138,504      9,639,747     16,080,491
                                          ------------   ------------   ------------

     Net income.........................  $ 11,880,871   $ 20,514,379   $ 31,080,019
                                          ============   ============   ============

 Earnings per share - basic.............. $       0.28   $       0.42   $       0.60
                                          ============   ============   ============

 Earnings per share - diluted............ $       0.27   $       0.41   $       0.59
                                          ============   ============   ============


   The accompanying notes are an integral part of these financial statements.

                               PMT SERVICES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                      ADDITIONAL                  ACCUMULATED       TOTAL
                                           COMMON       PAID-IN       TREASURY      EARNINGS     SHAREHOLDERS'
                                            STOCK       CAPITAL        STOCK       (DEFICIT)        EQUITY
                                          --------   ------------   -----------   -----------    -------------
Balance at July 31, 1995................  $120,090   $ 26,062,286   $   (68,500)  $ 7,816,673    $ 33,930,549

  Shares issued.........................    58,520    140,746,488                                 140,805,008
  Stock options exercised...............       448        157,659                                     158,107
  Stock splits..........................   299,295       (299,295)                                         --
  Tax benefit from non-qualified stock
     options............................                  318,144                                     318,144
  Purchase of treasury stock............                             (2,093,152)                   (2,093,152)
  Reissuance of treasury stock..........                  (68,500)       68,500                            --
  Minority shareholders' contribution...                                              120,000         120,000
  Martin Howe fiscal year conversion....                                             (356,914)       (356,914)
  Distributions of Subchapter S
    Corporations, prior to poolings.....                                           (1,504,242)     (1,504,242)
  Net income for the year...............                                           11,880,871      11,880,871
                                          --------   ------------   -----------   -----------   -------------

Balance at July 31, 1996................   478,353    166,916,782    (2,093,152)   17,956,388     183,258,371

  Shares issued.........................        10         14,844                                      14,854
  Stock options exercised...............     3,695        771,034                                     774,729
  Tax benefit from non-qualified
    stock options.......................                1,986,174                                   1,986,174
  August 1996 pooling...................     5,000         (4,000)                   (115,762)       (114,762)
  March 1997 pooling....................     8,000         (7,000)                    141,303         142,303
  May 1997 pooling......................    16,000      1,074,821                     213,098       1,303,919
  Cancellation of treasury stock........    (7,789)       (72,624)    2,093,152    (2,012,739)             --
  Minority shareholders'
     contribution.......................                  522,565                                     522,565
  Distributions of Subchapter S
    Corporations, prior to
     poolings...........................                                           (6,756,718)     (6,756,718)
  Net income for the year...............                                           20,514,379      20,514,379
                                          --------   ------------   -----------   -----------   -------------

Balance at July 31, 1997................   503,269    171,202,596            --    29,939,949     201,645,814

Shares issued...........................        14         20,915                                      20,929
Stock warrants exercised................     1,200        148,800                                     150,000
Stock options exercised.................     1,035        761,327                                     762,362
Tax benefit from non- qualified
  stock options.........................                1,064,470                                   1,064,470
September 1997 pooling..................     2,327                                   (143,994)       (141,667)
November 1997 pooling...................    12,064         87,936                     666,353         766,353
February 1998 pooling...................     6,650        159,350                  (2,799,459)     (2,633,459)
Distributions of Subchapter S
  Corporations, prior to
  poolings..............................                                           (6,749,799)     (6,749,799)
Net income for the year.................                                           31,080,019      31,080,019
                                          --------   ------------   -----------   -----------   -------------

Balance at July 31, 1998................  $526,559   $173,445,394   $        --   $51,993,069    $225,965,022
                                          ========   ============   ===========   ===========   =============

   The accompanying notes are an integral part of these financial statements.

                               PMT SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                        Year ended July 31,
                                                                             ---------------------------------------------
                                                                                   1996           1997           1998
                                                                             ---------------  -------------  -------------
Reconciliation of net income to net cash provided by
 operating activities:
  Net income..........................................................         $ 11,880,871   $ 20,514,379   $ 31,080,019
   Martin-Howe fiscal year conversion.................................             (356,914)            --             --
   Adjustments:
    Depreciation and amortization expense.............................            8,549,490     13,552,412     17,745,569
    Provision for merchant losses and bad debt expense................            5,054,115      6,494,017      5,411,417
    Deferred income taxes.............................................             (306,163)      (954,971)    (1,717,281)
    Changes in assets and liabilities, excluding the effects of non-restated acquisitions:
       Accounts receivable............................................           (3,511,693)    (9,613,693)   (14,220,220)
       Inventory.......................................................             (90,459)      (314,031)    (1,055,523)
       Other assets....................................................              32,958     (6,886,597)    (3,315,845)
       Accounts payable.............................................                (16,136)     4,095,716      5,611,281
       Accrued liabilities.............................................             814,907     (2,013,289)    (2,661,005)
       Deferred revenues............................................                (59,105)       (46,987)      (318,743)
                                                                               ------------   ------------   ------------

        Net cash provided by operating activities.....................           21,991,871     24,826,956     36,559,669

Cash flows from investing activities:
    Purchase of merchant portfolios...................................          (32,036,760)   (33,393,964)   (28,124,385)
    Purchase of property and equipment, net...........................           (2,819,157)    (5,424,563)   (11,792,927)
    Purchase of equipment for leasing.................................          (20,865,015)   (19,296,806)   (25,273,761)
    Purchase of (proceeds from) matured investments...................                   --    (49,167,521)    49,167,521
    Proceeds from receivable securitization...........................                   --      1,076,317             --
    Amounts received on leases, net of amortized
          unearned income.............................................           12,252,928     14,042,820     13,948,966
                                                                               ------------   ------------   ------------

        Net cash used in investing activities.........................          (43,468,004)   (92,163,717)    (2,074,586)
                                                                               ------------   ------------   ------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt..........................           36,017,752     34,188,572     19,660,865
    Payments on long-term debt........................................          (46,363,034)   (38,137,335)   (26,734,048)
    Proceeds from issuance of common stock............................          140,963,115        789,583        933,291
    Issuance of long-term note receivable.............................                   --     (8,773,330)    (4,933,828)
    Payments to repurchase treasury stock.............................             (629,463)            --             --
    Proceeds from minority shareholders' contributions................              120,000             --             --
    Distributions of Subchapter S Corporations........................           (1,504,242)    (5,083,074)    (6,749,799)
                                                                               ------------   ------------   ------------

        Net cash provided by (used in) financing activities...........          128,604,128    (17,015,584)   (17,823,519)
                                                                               ------------   ------------   ------------

Net increase (decrease) in cash and cash equivalents..................          107,127,995    (84,352,345)    16,661,564
Cash and cash equivalents at beginning of year........................            3,308,511    110,436,506     26,084,161
                                                                               ------------   ------------   ------------

Cash and cash equivalents at end of year..............................         $110,436,506   $ 26,084,161   $ 42,745,725
                                                                               ============   ============   ============


                                                            6

                               PMT SERVICES, INC.

                                                                      Year ended July 31,
                                                            ---------------------------------------
                                                                  1996         1997         1998
                                                            -------------  -----------  -----------
Supplemental disclosures of cash flow information:

 Cash paid for income taxes.........................           $5,465,514   $9,412,556  $16,579,615
 Cash paid for interest.............................            3,453,909    3,565,659    2,487,316

Supplemental schedule of noncash activities:

     In connection with the purchase of merchant portfolios in fiscal 1996, 1997 and 1998, the Company issued promissory notes totaling $80,500, $433,100 and $157,000, respectively. In addition, the Company issued a warrant during fiscal 1997 to purchase 10,000 shares of common stock at $17.00 per share in conjunction with the purchase of residual agency rights.

     The Company recognized a tax benefit of $318,144, $1,986,174 and $1,064,470 for the years ended July 31, 1996, 1997 and 1998, respectively, for the excess of the fair market value at the exercise date over that at the award date for stock options exercised.

     Prior to acquisition, an operating business purchased approximately 550,000 shares of treasury stock in exchange for notes payable totaling $1,463,689 in fiscal 1996.

     Prior to acquisition, an operating business sold its office building in fiscal 1997 to an entity owned by shareholders of the acquired operating business. The buyer assumed the note payable of $846,972 and issued the acquired operating business a promissory note in the amount of $420,184.

     Prior to acquisition, an operating business issued a note payable in fiscal 1997 to its majority shareholder in the amount of $1,673,644 related to a distribution of accumulated earnings.

     In connection with three separate operating business acquisitions in fiscal 1997 and three separate operating business acquisitions in fiscal 1998, the Company issued 2,900,000 and 2,104,076 shares of common stock, respectively.
The acquisitions were accounted for as poolings of interests, but were not material for restatement.







   The accompanying notes are an integral part of these financial statements.

                               PMT SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Operations

     PMT Services, Inc. (the "Company") markets and services electronic credit card authorization and payment systems to merchants, including sale and leasing of related equipment. The Company provides these services to merchants pursuant to contracts between the Company and various processing banks. Generally, the Company's agreements with the processing banks contain certain aspects of both marketing and service. Although the marketing portion of the agreements is limited as to time, the service portion of substantially all of these agreements is not. The marketing aspects expire at various dates unless renewed automatically, if applicable, or extended by the parties. There can be no assurance that PMT's contractual arrangements with its processing banks will be renewed or that PMT will be able to obtain favorable replacement arrangements, whether upon expiration, termination or otherwise.

Basis of consolidation

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions are eliminated.

Basis of presentation

     Certain financial statement items, in prior periods, have been reclassified to conform to the current year's presentation. The consolidated financial statements give retroactive effect to certain acquisitions of operating businesses which were accounted for as poolings of interests (Note 3).

Management estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and cost recognition

     Revenues derived from the electronic processing of transactions (merchant discount rate and related fees) on the credit card authorization equipment are recognized at the time the merchants' transactions are processed. Related commission expense and processing charges are also recognized at that time.

                               PMT SERVICES, INC.

     Revenues related to the direct sale of credit card authorization equipment are recognized when the equipment is shipped. Installation fees related to both the direct sale and the marketing of this equipment are recognized when installation is completed. Fees received in advance of shipment or installation are not recognized as revenue until earned.

     Revenue related to direct finance leasing of point-of-sale processing equipment are recognized over the term of the lease agreement using the effective interest method.

     Cost of revenues includes interchange fees paid to the credit card-issuing bank and fees paid to the network service provider, VISA and MasterCard and the processing bank. These costs are recognized at the time the merchants' transactions are processed and the related revenue is recorded.

     The Company recognizes as revenue in its statement of income the full discount rate and fees collected from its merchants. The various costs incurred by the Company, including amounts paid to the card-issuing bank, the processor and network service provider, are reflected as costs of revenues. In accordance with the Company's contracts with its processing banks, all of the funds collection and most of the disbursement function is performed on behalf of the Company by its processing banks. At month end, the processing banks collect the total discount rate and fees from its merchants and disburse to each of the service providers their fees. Disbursements for the interchange fee paid to the card-issuing banks are made daily. Shortly after month end, the processing banks disburse to the Company the remainder of the funds collected from its merchants which represents a significant portion of the Company's gross margin.

Cash equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Investments

     The Company's investments of $49,167,521 at July 31, 1997 are in United States Government Treasury notes for a term less than one year. These investments are classified as held-to-maturity according to Statement of Financial Accounting Standard No. 115 - Accounting for Certain Debt and Equity Securities (SFAS No. 115) and carried at amortized cost as determined by specific identification. The fair value of these investments was $49,198,891 at July 31, 1997. No investments were outstanding at July 31, 1998.

                               PMT SERVICES, INC.

Financial instruments

     The Company has various financial instruments, including cash, time deposits, receivables, accounts payable, revolving credit facilities, accrued liabilities and notes payable. Cash, time deposits, receivables, accounts payable and accrued liabilities are settled within a year and are not subject to
market  rate  fluctuations.   Revolving  credit facilities are at variable
market rates. The carrying value of these financial instruments approximates their fair market values. Notes payable with a carrying amount of $33,316,966 at July 31, 1997 and $32,954,386 at July 31, 1998 had a market value of $33,963,585 and $33,141,887, respectively, using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Accounts receivable

     Accounts receivable primarily comprise amounts due from processing banks which represent the discount rate and fees earned, after related interchange fees and other processing costs, on transactions processed during the month ending on the balance sheet date. Such balances are received from processing banks approximately 20 days following the end of each month.

Financing leases

     The Company provides direct financing leases and sales-type leases to its customers. The significant difference between the two types of leases is dealer profit recognized by the Company in a sales-type lease. At inception of a lease of point-of-sale equipment, the Company records an investment in direct financing leases which is equal to the total of future lease rentals and the estimated residual value of the leased equipment, less unearned income. The unearned income is the difference between the cost of the equipment and the total of future lease rentals plus the estimated residual value of the leased equipment. Residual value is the estimated proceeds from the sale or lease of the asset at the end of the lease term. Amortization of unearned income is recorded on the effective interest method. The Company's investment in financing leases is reduced by an allowance for rental payments that are expected to be uncollectible.

Inventory

     Inventory of credit card authorization equipment is stated at the lower of cost or market, with cost being determined by specific identification.

Property and equipment

     Property and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from 3 to 10 years.

                               PMT SERVICES, INC.

Purchased merchant portfolios

     Purchased merchant portfolios are recorded at acquired cost and amortized on a straight-line basis over 10 years. Management evaluates purchased merchant portfolios and other long-lived assets, including goodwill, for impairment at each balance sheet date through review of projected undiscounted cash flows in relation to the unamortized cost of each long-lived asset. If upon review, an impairment of the value of the long-lived asset is indicated, amortization will be accelerated to recognize the diminution in value.

Reserve for chargebacks and merchant fraud

     Disputes between a cardholder and a merchant periodically arise as a result of cardholder dissatisfaction with merchandise quality or merchant services and the disputes may not be resolved in the merchant's favor. In these cases, the transaction is "charged back" to the merchant and the purchase price is refunded by the merchant. If the merchant is unable to grant a refund, the Company or, under limited circumstances, the Company and the processing bank, must bear the credit risk for the full amount of the transaction. The Company evaluates its risk and estimates its potential loss for chargebacks based on historical experience. A provision for these estimated losses is provided in the same period as the related revenues.

Income taxes

     Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The tax benefit of deductible temporary differences is reflected within the various components of deferred tax assets and recognized if the realization thereof is more likely than not (Note 15).

Earnings per share

     Earnings per share for fiscal 1996, 1997 and 1998 is calculated based on the following number of weighted average shares of common stock outstanding:

                 Year Ended     Year Ended     Year Ended
                July 31, 1996  July 31, 1997  July 31, 1998
                -------------  -------------  -------------

     Basic         41,905,903     48,541,821     51,854,652

     Diluted       43,284,835     49,723,254     53,110,041


     The difference between basic and diluted earnings per share is attributable to stock options and warrants.

                               PMT SERVICES, INC.

Stock splits

     On May 17, 1996, the Board of Directors approved a three-for-two stock split to be effected in the form of a stock dividend. The stock split was effective for shareholders of record at the close of business on May 28, 1996. The earnings per share information included in the consolidated financial statements has been adjusted to give retroactive effect to the stock split during fiscal 1996. Additionally, all share information stated in Note 10 has been adjusted to give retroactive effect to the stock split.

NOTE 2 - STOCK OFFERINGS:

     In October 1995, the Company consummated a public offering of 2,156,250 shares of common stock, 1,931,250 of which were offered by the Company. The Company received net proceeds of approximately $41 million, after deducting underwriting discounts and commissions and expenses of the offering, and repaid all borrowings outstanding under its revolving line of credit.

     The Company offered 3,910,000 shares of its common stock in another public offering consummated in April 1996. The Company received net proceeds of approximately $100 million after deducting underwriting discounts and commissions and expenses of the offering.

NOTE 3 - ACQUISITIONS:

Operating Business Acquisitions

     During fiscal 1996, the Company began issuing common stock to acquire businesses with both existing merchant portfolios and sales organizations capable of generating new accounts.

     In the three years ended July 31, 1998, the Company consummated 15 operating business acquisitions by issuing common stock in exchange for all of the outstanding common stock of the companies acquired. These transactions were accounted for as poolings of interests. These consolidated financial statements have been prepared to reflect the restatement of all periods presented. Nine of these transactions were considered material for restatement of prior period consolidated financial statements and are summarized below:

                               PMT SERVICES, INC.

Company Acquired                              Date                 Shares Issued
----------------                              ----                 -------------

Martin-Howe Associates (MHA)                  July 1, 1996               594,011
Fairway Marketing Group (Fairway)             December 23, 1996          424,999
Bancard Systems, Inc. (BSI)                   January 27, 1997         3,131,250
Retail Payment Services, Inc. (RPS)           January 30, 1997           567,519
Eric Krueger, Inc. (Krueger)                  June 3, 1997               579,000
LADCO Financial Group (LFG)                   July 14, 1997            1,463,414
Bancard, Inc. (BCI)                           October 2, 1997          3,870,968
MBN National, Inc. (MBN)                      May 14, 1998               987,500
Superior Bankcard Service, Inc. (Superior)    July 30, 1998            3,720,930

     PMT's consolidated financial statements have been restated to include the accounts of the above named entities for all periods presented by including the historical results of these entities. The historical results of these nine pooled entities reflect each of their actual operating cost structures and, as a result, do not necessarily reflect the cost structure of the newly combined entity. Significant, unusual or non-recurring costs affecting fiscal 1996 operating results of the pooled entities include a single fraud loss of $890,000, recognition of $400,000 in asset impairment and executive bonuses of $330,000. In addition, a pooled entity incurred a separate fraud loss of $2,300,000 which impacted fiscal 1996 and 1997. Although PMT incurs merchant fraud losses each year and recognizes an accrual each year for such possibilities, the Company's annual loss experience historically has been significantly less than the loss referred to above. The historical results do not purport to be indicative of results which may occur in the future.

     MHA had a calendar year end and, accordingly, the MHA statement of income for the year ended December 31, 1995 has been combined with the Company's statement of income for the fiscal year ended July 31, 1996. In order to conform MHA's year end to the Company's fiscal year end, results of operations for MHA for the six-month period ended June 30, 1996 have been excluded from the consolidated statement of income for the fiscal year ended July 31, 1996. Accordingly, an adjustment has been made in fiscal 1996 to retained earnings for
the exclusion of the net loss of $356,914 for such six-month  period.   MHA's
results of operations for this six-month period include revenues of $10,743,645, expenses of $11,022,698 and net loss before provision of income taxes of $279,053.

     Fairway, RPS, Krueger, Bancard, MBN and Superior were Subchapter S Corporations for income tax purposes; therefore, these entities did not pay U.S. federal income taxes. These entities will be included in the Company's U.S. federal income tax return effective from the date of each merger.

                               PMT SERVICES, INC.

     Separate revenues, net income (loss) and related earnings per share amounts of the acquired operating businesses for the periods prior to each of the mergers are presented in the following table. In addition, the table includes unaudited pro forma net income and earnings per share amounts which reflect pro forma adjustments to present income taxes on the basis on which they will be reported in future periods.

                                        Year Ended      Year Ended      Year Ended
                                      July 31, 1996   July 31, 1997   July 31, 1998
                                      --------------  --------------  --------------
Revenues:
 PMT                                   $136,254,139    $240,756,047    $412,187,516
 MHA                                     13,585,887              --              --
 Fairway                                 19,524,072       7,125,352              --
 BSI                                     21,540,196      12,218,404              --
 LFG                                     11,008,144      12,881,617              --
 BCI                                     31,851,486      40,827,025       8,164,612
 MBN                                      8,788,388      12,651,402      11,838,203
 Superior                                 7,919,066      17,318,438      28,521,198
 Other                                   12,978,788      11,232,012              --
                                       ------------    ------------    ------------

Revenues, as reported                  $263,450,166    $355,010,297    $460,711,529
                                       ============    ============    ============

Net income (loss):
 PMT                                   $  8,952,399    $ 13,805,887    $ 25,423,076
 MHA                                       (327,023)             --              --
 Fairway                                   (858,125)        183,262              --
 BSI                                        287,669         745,665              --
 LFG                                      1,024,212       1,318,778              --
 BCI                                      1,179,624       2,655,698         850,848
 MBN                                       (118,164)     (1,041,022)        897,119
 Superior                                   593,868       2,500,951       3,908,976
 Other                                    1,146,411         345,160              --
                                       ------------    ------------    ------------

Net income, as reported                  11,880,871      20,514,379      31,080,019
Pro forma tax effect of Subchapter
  S Corporations                           (754,417)     (1,798,811)     (2,325,568)
                                       ------------    ------------    ------------

Pro forma net income                   $ 11,126,454    $ 18,715,568    $ 28,754,451
                                       ============    ============    ============

Earnings per share  basic:

 As reported                           $       0.28    $       0.42    $       0.60
 Pro forma                             $       0.27    $       0.39    $       0.55

Earnings per share  diluted:

 As reported                           $       0.27    $       0.41    $       0.59
 Pro forma                             $       0.26    $       0.38    $       0.54


                               PMT SERVICES, INC.

     In addition to these transactions, the Company completed six separate operating business acquisitions during fiscal 1997 and 1998 with six unrelated entities by issuing an aggregate of 5,004,076 shares of its common stock in exchange for all the outstanding stock of the six entities. On an individual basis these transactions were not considered material for retroactive restatement of the consolidated financial statements.

Asset Purchases

     The Company purchases merchant portfolios which provide the Company the right to service specific merchants under contract to processing banks for electronic authorization and payment processing. These acquisitions were accounted for as purchase transactions, and accordingly, the operating results of the merchant portfolios are included in the Company's results of operations from the effective dates of the acquisitions.

     In connection with the purchase of merchant portfolios, the Company may enter into a noncompetition agreement with the sellers of the portfolios. In such cases, a portion of the purchase price of each merchant portfolio is allocated to the related noncompetition agreement (Note 7). Amortization expense related to purchased merchant portfolios was $5,642,084, $8,886,428 and $11,455,716 in fiscal 1996, 1997 and 1998, respectively.

     Third-parties have varying claims, referred to as residual agency rights, to a portion of the revenue generated from the Company's merchant base. From time to time the Company offers these third-parties a one-time, lump sum payment to purchase these residual agency rights. Such payments are accounted for similar to a merchant base acquisition.

     Individually significant purchase transactions are as follows:

     Imperial Bank - In October 1995, the Company purchased a merchant portfolio from Imperial Bank ("Imperial") for $8,650,000 with a portion of the proceeds from the Company's second public offering.

     UMB Bank - In March 1996, the Company purchased a merchant portfolio from UMB Bank ("UMB") for $13,500,000 with a portion of the proceeds from the Company's second public offering. Additionally, the Company purchased merchant equipment inventory from UMB in the transaction.

     Unaudited pro forma operating results are presented below to provide additional information relative to the effect upon the Company's operations of significant acquisitions. Pro forma information is provided only for acquisitions meeting certain size and other requirements set forth by the Securities and Exchange Commission. Each of the above acquisitions meet these requirements and are included in the unaudited pro forma summary for the periods specified below. There were no asset purchases which met the significance requirements in fiscal 1997 and 1998.

                               PMT SERVICES, INC.

                            Effective             Included in
                             Date of            Pro forma Results
                            Purchases         Beginning Fiscal Year
                            ---------         ---------------------
       Imperial          October 1, 1995              1996
       UMB               March 1, 1996                1996

     These unaudited pro forms results have been prepared for comparative purposes and do not purport to be indicative of what would have occurred had the purchases been made at the beginning of fiscal 1996 or of results which may occur in the future.

                                                     Pro Forma
                                                     Year Ended
                                                   July 31, 1996
                                                   -------------

  Pro forma revenues                                $283,781,497

  Pro forma net income                              $ 11,976,182

  Pro forma earnings per share - basic              $       0.29
  Pro forma earnings per share - diluted            $       0.28


  Actual results during fiscal 1997 and 1998 were not materially different than pro forma results.

NOTE 4 - NET INVESTMENT IN DIRECT FINANCE LEASES:

                                                      JULY 31,
                                             ---------------------------
                                                 1997            1998
                                             ------------   ------------
Minimum lease payments...................... $ 48,501,795   $ 56,578,979
Residual values - unguaranteed..............    5,725,153      8,829,464
Allowance for doubtful accounts.............   (2,481,981)    (2,967,007)
                                             ------------   ------------
Net minimum lease payments receivable.......   51,744,967     62,441,436
Unearned income.............................  (17,858,333)   (20,110,627)
                                             ------------   ------------
Net investment in direct financing leases... $ 33,886,634   $ 42,330,809
                                             ============   ============

 Changes in the allowance for doubtful accounts were as follows:

                                                  Year Ended July 31,
                                      -----------------------------------------
                                           1996           1997          1998
                                      ------------   ------------   -----------
Balance at beginning of year          $  1,017,459   $  1,659,203   $ 2,481,981
Provision for bad debt expense           2,132,542      2,389,962     2,880,620
Charged off lease contracts             (1,637,744)    (2,043,331)   (2,647,390)
Bad debt recoveries                        146,946        476,147       251,796
                                      ------------   ------------   -----------
Balance at end of year                $  1,659,203   $  2,481,981   $ 2,967,007
                                      ============   ============   ===========

                               PMT SERVICES, INC.

     At July 31, 1998, minimum lease payments receivable, including estimated residual values receivable, are due as follows:

                                     Unguaranteed
                      Minimum          residual
                   lease payments       values
                     receivable       receivable
                   --------------    ------------
     1999            $23,375,055      $  562,489
     2000             17,425,059       2,155,642
     2001             11,197,253       2,501,729
     2002              4,350,868       3,347,503
     Thereafter          230,744         262,101
                     -----------      ----------
                     $56,578,979      $8,829,464
                     ===========      ==========

     The Company's experience indicates a portion of the leases will terminate at dates other than the end of the contractual lease period. Accordingly, the foregoing table should not be regarded as a forecast of future collections.

NOTE 5 - PROPERTY AND EQUIPMENT:

                                                               JULY 31,
                                                     ---------------------------
                                                         1997           1998
                                                     -------------  ------------
Office equipment...................................   $10,103,268    $15,039,429
Credit card terminals held for lease...............     4,043,489     10,016,527
Office furniture and fixtures......................       856,104      1,999,703
Leasehold improvements.............................       265,818        399,785
                                                      -----------    -----------
                                                       15,268,679     27,455,444
 Less:  accumulated depreciation and amortization..    (5,521,114)    (9,359,283)
                                                      -----------    -----------
                                                      $ 9,747,565    $18,096,161
                                                      ===========    ===========

     In addition to the direct financing leases described in Note 4, the Company leases point-of-sale terminals to merchants under operating leases on a month-to-month basis. Depreciation expense on all of the Company's property and equipment totaled $1,352,369, $2,224,156 and $3,776,788 in fiscal 1996, 1997 and
1998, respectively.

NOTE 6 - NOTE RECEIVABLE:

     The Company entered into a leasing arrangement in March 1997 for a portion of the office space in a building, that serves as the Company's corporate headquarters, which was substantially completed in September 1997. The Company has advanced funds to an independent developer who purchased the building and is responsible for its renovation. The loan provided by the Company has a maximum available balance of $13,800,000 which bears interest at 5% (comparable to invested funds), payable monthly in arrears. The loan amount is being advanced in various draws by the building owner based on certain achieved milestones in the renovation. The outstanding principal balance at July 31, 1998 is
$13,707,158.    The Company's note receivable is secured by a first lien on

                               PMT SERVICES, INC.

the property and has a term of ten years. The Company obtained an independent appraisal of the property in determining its fair value for the purpose of classifying the related leasing transaction in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases." The lease has a term of ten years and is classified as an operating lease. The Company's minimum lease commitment related to the property is included in Note 13 - Leases.

NOTE 7 - INTANGIBLE AND OTHER ASSETS:

                                                 July 31,
                                         ------------------------
                                            1997         1998
                                         -----------  -----------
Noncompetition agreements, net.........  $ 4,068,352  $ 3,521,838
Goodwill, net..........................      382,931    2,322,636
Restricted cash........................    8,426,160    9,578,759
Notes receivable from shareholders.....    2,981,403    2,025,538
Prepaid processing costs...............    1,307,330      672,648
Deferred finance costs.................      526,666      350,387
Other..................................    1,155,392    2,665,422
                                         -----------  -----------
                                         $18,848,234  $21,137,228
                                         ===========  ===========

     Intangible and other assets include noncompetition agreements with various sellers of merchant portfolios purchased by the Company (Note 3).

     Amortization expense related to noncompetition agreements was $860,323, $1,243,676 and $1,396,194 in fiscal 1996, 1997 and 1998, respectively.
Accumulated amortization of noncompetition agreements was $2,947,356 and $4,343,550 at July 31, 1997 and 1998, respectively.

     Amortization expense related to goodwill was $0, $4,304 and $63,426 in fiscal 1996, 1997 and 1998, respectively. Accumulated amortization of goodwill was $4,304 and $84,566 at July 31, 1997 and 1998, respectively.

     Restricted cash represents funds on deposit with certain processing banks pursuant to processing agreements to cover potential merchant losses or by lending institutions pursuant to loan agreements to provide additional collateral.

     In addition to the notes receivable from shareholders above, the Company loaned $1,600,000 during fiscal 1998 to shareholders that was repaid prior to July 31, 1998. The loans had market interest rates.

     Amortization of deferred finance costs included in interest expense was $536,827, $607,643 and $176,278 in fiscal 1996, 1997 and 1998, respectively.
Accumulated amortization of deferred finance costs was $2,020,988 and $2,197,266 at July 31, 1997 and 1998, respectively.

                               PMT SERVICES, INC.

NOTE 8 - ACCRUED LIABILITIES:

                                              July 31,
                                      ------------------------
                                          1997         1998
                                      -----------  -----------
Income taxes payable................   $1,127,754   $2,092,726
Compensation and payroll taxes......    2,170,076    2,733,504
Reserves for merchant losses........    5,326,536    3,837,907
Professional services...............      332,560       94,334
Accrued processing costs............      236,640      134,584
Sales and property taxes payable....      285,505      327,543
Interest payable on long-term debt..       82,179       69,056
Other...............................      648,805      749,650
                                      -----------  -----------
                                      $10,210,055  $10,039,304
                                      ===========  ===========

     In addition to the Income taxes payable amounts listed above, at July 31, 1998 an income tax receivable of $811,287 is included in "Other Current Assets."

NOTE 9 - LONG-TERM DEBT:

                                                                      July 31,
                                                              -----------------------
                                                                  1997         1998
                                                              -----------   ----------
Notes payable, secured by the remaining payment
  stream of certain leases and restricted cash,
  principal and interest at a variable rate based
  on the one month Commercial Paper rate then
  in effect (6.03% - 6.38% at July 31, 1998), are payable
  monthly, with all unpaid principal and interest
  due by May 2003...........................................  $ 5,258,258  $20,372,632

Notes payable, secured by the remaining payment
   stream on certain leases and restricted cash, principal
   and interest at rates ranging from 10.11% to 12.21%
   per annum are payable monthly, with all unpaid
   principal and interest due by April 2000.................    5,084,577    1,243,742

Notes payable, secured by the remaining payment
  stream of certain leases and restricted cash, principal
  and interest at 7.22% per annum, are payable monthly,
  with all unpaid principal and interest due by March 2002..   18,760,944   11,102,688

Notes payable, secured by the remaining payment
  stream of certain leases and restricted cash, principal
  and interest at 12.00% per annum are payable monthly,
  with all unpaid principal and interest due by
  March 1999................................................      481,204       65,008

                               PMT SERVICES, INC.

                                                                      July 31,
                                                            ---------------------------
                                                                1997           1998
                                                            ------------   ------------
Revolving line of credit obligation (maximum
  available balance of $3,000,000), secured by the
  remaining payment stream of certain leases and
  restricted cash, principal and interest at a variable
  rate based on the prime rate (9.5% at July 31, 1997),
  are payable monthly, with all unpaid principal and
  interest due on demand                                       1,290,048             --

Revolving line of credit obligation (maximum
  available balance of $1,500,000), secured by the
  remaining payment stream of certain leases and
  restricted cash, principal and interest at a variable
  rate based on the prime rate (10.0% at July 31, 1997),
  are payable monthly, with all unpaid principal and
  interest due by May 1998................................       346,457             --

Other debts repaid in 1998 or subsequent to
  acquisitions............................................     1,909,583             --

Other.....................................................       185,895        170,316
                                                            ------------   ------------
Total long-term debt......................................    33,316,966     32,954,386
      Less:  current portion..............................   (14,611,730)   (12,536,716)
                                                            ------------   ------------
                                                            $ 18,705,236   $ 20,417,670
                                                            ============   ============

     The Company has a $20,000,000 revolving line of credit agreement. The current amendment expires January 31, 1999. There were no borrowings outstanding at July 31, 1997 and 1998. Borrowings, if any, under the new line of credit facility may be used to finance future purchases of merchant portfolios and equipment and for general corporate purposes.

     Maturities of long-term debt are as follows as of July 31, 1998:

           Year Ending
             July 31,
           -----------
              1999               $12,536,716
              2000                 8,400,675
              2001                 5,832,956
              2002                 3,583,696
              2003                 2,035,050
              Thereafter             565,293
                                 -----------
                                 $32,954,386
                                 ===========

                               PMT SERVICES, INC.

NOTE 10 - SHAREHOLDERS' EQUITY:

     Changes in the shares of the Company's common stock are as follows:


     OUTSTANDING AT JULY 31, 1995.......  12,009,008
       Shares issued....................   5,851,961
       Exercise of  options.............      44,805
       Stock dividend...................  29,929,550
                                          ----------
     OUTSTANDING AT JULY 31, 1996.......  47,835,324

       Shares issued....................   2,900,966
       Exercise of options..............     369,468
       Cancellation of treasury shares..    (778,840)
                                          ----------
     OUTSTANDING AT JULY 31, 1997.......  50,326,918
       Shares issued....................   2,105,519
       Exercise of options..............     103,447
       Exercise of warrants.............     120,000
                                          ----------
     OUTSTANDING AT JULY 31, 1998.......  52,655,884
                                          ==========

     Shares of common stock issued in operating business acquisitions accounted for as poolings of interests, for which the financial statements have been restated, have been reflected as outstanding on a pre-split basis for all periods presented above.

NOTE 11 - STOCK OPTIONS AND WARRANTS:

     The Company has four incentive stock option plans, the 1994 Stock Option Plan, the 1994 Non-Employee Director Stock Option Plan, the 1997 Executive Stock Incentive Plan and the 1997 Non-Qualified Stock Option Plan whereby the Company has reserved for issuance upon exercise of stock options a maximum of 5,145,000 shares of the Company's common stock under these four plans. In addition to certain other provisions, the plan provides for the option price of the shares to be determined by the Board of Directors or their designees at the date of the grant provided, however, that in the case of incentive stock options, the option price shall be no less than 100% of the fair market value of the common stock on such date (110% in the case of an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company). In the case of nonstatutory stock options, the option price shall be no less than 85% of the fair market value of the common stock on the date of grant.

     The options expire at such times as determined by the Board of Directors at the time of the grant, which shall be no later than ten years from the grant date (five years in the case of an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company). The Company is authorized to loan, or guarantee loans for, the purchase price of shares issuable upon exercise of options granted under the plan.

                               PMT SERVICES, INC.

     The Company adopted Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS No. 123") as of August 1, 1996. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method permitted in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, the Company does not recognize compensation costs as all options granted during the three years ended July 31, 1998 were issued at the quoted market price on the date of grant. If the Company had elected to recognize compensation costs based on the fair value at grant date of options awarded during the three years ended July 31, 1998 as prescribed by SFAS No. 123, net income and earnings per share would have been reduced to the pro forma amounts indicated in the table below:


                                            1996         1997         1998
                                         -----------  -----------  -----------
     Net income as reported              $11,880,871  $20,514,379  $31,080,019

     Pro forma net income                 11,248,437   19,153,337   27,827,865

     Earnings per share - basic:
       As reported                       $      0.28  $      0.42  $      0.60
       Pro forma                         $      0.27  $      0.39  $      0.54


     Earnings per share - diluted:
      As reported                        $      0.27  $      0.41  $      0.59
      Pro forma                          $      0.26  $      0.39  $      0.52

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following assumptions:

                                           1996        1997        1998
                                        ----------  ----------  ----------
     Expected dividend yield                    0%          0%          0%
     Expected stock price volatility         42.5%       47.4%       55.8%
     Risk-free interest rate             5.7%-6.8%   6.3%-6.9%   5.2%-5.8%
     Expected life of options           6.7 years   6.7 years   6.3 years

     The weighted average fair value at date of grant for options granted during fiscal 1996, 1997 and 1998 was $5.88, $9.45 and $8.62 per option, respectively.

                               PMT SERVICES, INC.

                                                       WEIGHTED AVERAGE
                                NUMBER OF SHARES        EXERCISE PRICE
                                -----------------      ----------------
Outstanding at July 31, 1995..         1,750,356             $ 2.31

  Granted.....................           551,500              10.79
  Exercised...................          (119,775)              1.26
  Terminated..................          (265,052)              2.73
                                       ---------

Outstanding at July 31, 1996..         1,917,029             $ 4.76

  Granted.....................           410,500              16.29
  Exercised...................          (369,468)              2.12
  Terminated..................           (77,640)              9.66
                                       ---------

Outstanding at July 31, 1997..         1,880,421             $ 7.59

  Granted.....................         1,435,754              14.46
  Exercised...................          (103,447)              7.44
  Terminated..................          (115,420)             13.89
                                       ---------

Outstanding at July 31, 1998..         3,097,308             $10.25
                                       =========

    The following table summarizes information concerning currently outstanding and exercisable options:

                                              Options Outstanding                  Options Exercisable
                                        -------------------------------         --------------------------
                                         Weighted
                                         Average              Weighted                           Weighted
  Range of                              Remaining             Average                             Average
  Exercise               Number        Contractual            Exercise           Number          Exercise
   Prices              Outstanding     Life (Years)            Price            Exercisable        Price
-------------          -----------     ------------          ----------         -----------      ---------
$0.83-$1.13                66,850            3.7             $     0.96            66,850         $ 0.96

$2.67-$3.54               861,516            6.0             $     2.67           519,788         $ 2.67

$5.96-$8.78               116,230            7.3             $     8.00            39,010         $ 8.39

$9.17-$13.25              765,708            8.5             $    12.04           186,585         $10.56

$14.31-$21.00           1,245,504            9.3             $    15.42           814,379         $14.58

$22.25-$23.50              41,500            8.0             $    22.30            17,500         $22.36
                        ---------                                               ---------
                        3,097,308                                               1,644,112
                        =========                                               =========


                               PMT SERVICES, INC.

     In fiscal 1997, the Company granted warrants to purchase 10,000 shares of its common stock, at an exercise price of $17.00 per share, in conjunction with the purchase of residual agency rights. These warrants expire September 16, 2006. In fiscal 1998, a warrant to purchase 120,000 shares of common stock was exercised.

NOTE 12 - RETIREMENT PLANS:

     The Company initiated the PMT Services, Inc. 401(k) Retirement Plan in fiscal 1996. Following the initial enrollment, employees become eligible for participation in the plan on the semi-annual enrollment date following the employee completing 12 consecutive months of employment and 1,000 hours of service or more. The Company contributes an amount equal to 50% of employee voluntary contributions up to a maximum of 6% of the employee's annual compensation. The plan expense for fiscal 1996, 1997 and 1998 was $64,015, $114,720 and $103,891, respectively.

NOTE 13 - LEASES:

     The Company leases equipment and office space under noncancellable operating leases. Rent expense approximated $1,360,848, $1,885,105 and $2,692,271 during fiscal 1996, 1997 and 1998, respectively. In March 1997, the Company entered into a leasing arrangement for a portion of the office space in a building that serves as the Company's corporate headquarters (Note 6). Future minimum payments under all noncancellable leases with terms greater than one year at July 31, 1998 are as follows:

                Year Ending
                 July 31,
                -----------
                   1999           $ 4,178,097
                   2000             4,179,243
                   2001             3,525,096
                   2002             2,697,430
                   2003             1,622,806
                   Thereafter       6,692,398
                                  -----------
                                   22,895,070
       Less:  Sublease rentals     (2,789,925)
                                 ------------
                                  $20,105,145
                                  ===========

NOTE 14 - OTHER INCOME (EXPENSE) - NET:

     The Company recorded a non-taxable gain of $1,000,000 for the receipt of insurance proceeds on the life of a former officer of the Company. This gain is included in other income during fiscal 1996.

                               PMT SERVICES, INC.

     During fiscal 1997, LFG recorded a non-recurring charge of $367,000 related to the buyout of a consulting agreement due to the death of an officer. This charge occurred prior to the effective date of the merger with LFG and is included in "Other Expense" on a restated basis. Also during fiscal 1997, BCI recorded a non-recurring charge of $690,000 related to the settlement of litigation with a former officer. The settlement of the litigation occurred prior to the effective date of the merger with BCI, and the resulting charge is included in "Other Expense."

     During fiscal 1998, Superior recorded a non-recurring charge of $1,350,000 related to the settlement of litigation with a former officer. The settlement of the litigation occurred prior to the effective date of the merger with Superior, and the resulting charge is included in other expense.

     Additionally, the Company has included in other expense all non-recurring transaction costs related to mergers which were accounted for as poolings of interests.

NOTE 15 - INCOME TAXES:

The provision for income taxes comprises the following:

                                          Year Ended July 31,
                                ---------------------------------------
                                   1996          1997          1998
                                -----------  ------------  ------------
       Current tax expense:
           Federal............  $5,395,173   $ 8,955,619   $15,607,888
           State..............   1,049,495     1,639,099     2,189,884
                                ----------   -----------   -----------
                                 6,444,668    10,594,718    17,797,772
                                ----------   -----------   -----------
       Deferred tax benefit:
           Federal............    (470,526)     (935,449)   (1,500,150)
           State..............     (30,469)      (19,522)     (217,131)
                                ----------   -----------   -----------
                                  (500,995)     (954,971)   (1,717,281)
                                ----------   -----------   -----------
       Increase in valuation
           allowance..........     194,831            --            --
                                ----------   -----------   -----------
                                $6,138,504   $ 9,639,747   $16,080,491
                                ==========   ===========   ===========


                               PMT SERVICES, INC.

The Company's effective tax rate differs from the statutory rate as follows:

                                                    Year Ended July 31,
                                                   ----------------------
                                                    1996    1997    1998
                                                   ------  ------  ------
              Federal tax at statutory rate......   34.0%   35.0%   35.0%
              Increase (decrease) in taxes
                  resulting from:
                      State income taxes (net
                        of federal tax benefit)..    3.8     3.7     2.7
                      Subchapter S
                        Corporations income
                        not subject to tax.......   (4.1)   (5.7)   (4.3)
                      Valuation allowance........    1.1      --      --
                      Other......................   (0.7)   (1.0)    0.7
                                                    ----    ----    ----
                                                    34.1%   32.0%   34.1%
                                                    ====    ====    ====

     Deferred income taxes under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS No. 109), reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at July 31, 1997 and 1998 are as follows:

                                              JULY 31,
                                       ----------------------
                                          1997        1998
                                       ----------  ----------
    Current deferred tax assets:
      Compensation liabilities.......  $   31,645  $   80,012
      Loss reserves..................   1,386,971   1,966,159
      Other..........................     124,763     304,512
                                       ----------  ----------
    Net current deferred tax assets..  $1,543,379  $2,350,683
                                       ==========  ==========


                               PMT SERVICES, INC.



                                                      JULY 31,
                                             -------------------------
                                                1997           1998
                                             ----------     ----------

    Noncurrent deferred tax assets:
      Leased equipment..................     12,799,951     11,812,225
      Unearned income...................      8,005,899      7,153,223
      Merchant portfolio amortization...      3,345,402      4,574,810
      Operating loss carryforwards and
       AMT credits......................      1,299,321      1,329,694
      Other.............................        182,442        278,055
                                             ----------     ----------
                                             25,633,015     25,148,007
    Valuation allowance..................      (332,119)      (332,119)

    Noncurrent deferred tax liabilities:
      Gross lease receivable.............   (21,743,354)   (19,100,005)
      Residual values....................    (2,566,975)    (2,980,662)
      Depreciation.......................      (517,919)    (1,331,318)
      Residual value of sold portfolios..      (788,371)      (649,073)
      Other..............................      (309,054)      (469,630)
                                           ------------   ------------
                                            (25,925,673)   (24,530,688)
                                           ------------   ------------
    Net noncurrent deferred tax assets
      (liabilities)......................  $   (624,777)  $    285,200
                                           ============   ============

     As of July 31, 1998, the Company has approximately $950,000 of federal and state net operating loss carryforwards and $960,000 of AMT credits available to offset future taxable income of certain subsidiaries of the Company. These cumulative net operating loss carryforwards expire in varying amounts through fiscal 2013. A valuation allowance has been established for certain of these net operating losses and AMT credits as utilization is not reasonably assured by the applicable subsidiaries.

NOTE 16 - COMMITMENTS AND CONTINGENCIES:

     The Company is subject to the following commitments and contingencies described herein.

     VISA and MasterCard require merchants accepting VISA and MasterCard credit cards to contract directly with a processing bank that is a member bank of the VISA or MasterCard associations. The Company is not a party to the merchant processing agreements and is therefore dependent upon its contractual arrangements with its processing banks in order to continue to service its merchant portfolio. The Company has a contractual right to receive revenues derived from the discount rate and fees earned on its merchant portfolio so long as the merchant continues to process transactions on the processing bank's system and the Company provides adequate service to the

                               PMT SERVICES, INC.

merchant and remains in compliance under its agreement with the processing bank. Under the terms of the Company's agreement with its primary processing bank, the Company is permitted to transfer merchants to another processing bank subject to time limitations and termination fees. This agreement provides mobility for substantially all of the Company's merchant base. However, in order to transfer merchant contracts, the Company must pay the processing bank a fee determined by a formula related to the annualized aggregate transaction volume of the merchants transferred.

     The Company is in the process of implementing a strategy to be fully compliant with Year 2000 issues related to its computer systems. Management does not believe that the costs related to completing this process will be material to the results of operations of the Company.

NOTE 17 - SUBSEQUENT EVENTS:

     On September 24, 1998, both the shareholders of the Company and the shareholders of NOVA Corporation ("NOVA") approved a plan to merge in a transaction to be accounted for as a pooling of interests. The transaction was affected by the exchange of 0.715 shares of NOVA for each share of PMT Common Stock outstanding as of such date. Because NOVA has internal processing capabilities, the Company intends to terminate its processing agreements with each of its third-party providers. Under the terms of its processing agreements, PMT is required to pay its third-party providers fees to terminate its processing agreements prior to their contractual termination. Management believes that these negotiated fees will not exceed $30 million. Through September 25, 1998, the Company has paid $11.6 million in such termination fees. The effects of these termination fees are not reflected in the accompanying financial statements.

     In addition to these termination fees, the Company expects to incur expenses directly attributable to the merger of $5.3 million including investment banking, legal and accounting fees. These fees will be expensed in the period the merger is approved. As of July 31, 1998, the Company had incurred and deferred $0.6 million of these expenses in "Other Current Assets."

     Management also believes that the combined companies will provide certain employees early termination benefits and will incur certain charges related to the elimination of duplicate facilities and systems. The magnitude of these additional expenses has not yet been determined by management of the combined companies.